Exhibit 99.1

Millrose Properties Reports Second Quarter 2026 Financial Results

Second Quarter Net Income of $125.9 Million, or $0.76 Per Share

Second Quarter AFFO of $0.77 Per Share; Quarterly AFFO Run Rate of $0.80 Per Share, High End of Guidance

Expanded Counterparty Base to 19 Homebuilder and Developer Relationships and Redeployed $1.1 Billion in Land Acquisitions and Development Funding Across the Portfolio

Total Homesites Under Option Contracts and Other Related Assets of $9.7 Billion with Zero Option Terminations Since Inception; Invested Capital Outside of the Lennar Master Program Agreement Reached $2.8 Billion, Reflecting $117 Million of Growth Versus the Prior Quarter

Generated $1.0 Billion in Net Cash Proceeds from Homesite Sales

MIAMI – August 4, 2026 – Millrose Properties, Inc. (NYSE: MRP, “Millrose” or the “Company”), the homesite option platform for residential homebuilders and developers, today announced its financial results for the second quarter ended June 30, 2026.

“We delivered another strong quarter and declared our sixth consecutive quarterly dividend increase, results that highlight the reliability of the Millrose model,” said Darren Richman, Chief Executive Officer and President of Millrose. “With a $9.7 billion portfolio in a vast and largely untapped addressable market, we are in the early stages of defining this industry.”

Mr. Richman continued, “Builders are prioritizing capital efficiency like never before, and they need a partner with the scale and commitment to deliver reliably across every environment. Millrose was built to meet those evolving capital needs, and we continue to find new ways to deepen our support for our expanding builder partnerships."

Financial Highlights

Millrose produces recurring cash flow through contractual monthly cash options payments with continuous capital redeployment of homesite sale proceeds.

For the second quarter of 2026, Millrose reported:

•
Net income attributable to Millrose common shareholders of $125.9 million, or $0.76 per share
•
Total revenues: $196.9 million (option fees and development loan income). Total revenues reflected the impact of approximately $284 million of development loans repaid early on the first day of the quarter, the proceeds of which were redeployed during the quarter into new opportunities at prevailing underwriting standards.
•
Adjusted Funds From Operations (AFFO): $127.6 million, or $0.77 per share.

Total portfolio weighted average annualized yield was 9.2% as of June 30, 2026.

Dividend

On June 23, 2026, Millrose declared a quarterly dividend of $127.9 million, or $0.77 per share of Class A and Class B common stock. The dividend was paid on July 15, 2026, to shareholders of record as of July 6, 2026.

Portfolio Highlights

•
Lennar Master Program Agreement: The Lennar relationship remains foundational to the Millrose platform, providing a stable base of recurring cash flow. For the second quarter of 2026, Millrose received $567 million in net cash proceeds from homesite sales to Lennar and redeployed $566 million into new land acquisitions and development funding. As of June 30, 2026, the Lennar homesites under option contracts were $6.4 billion and the Lennar Invested Capital balance was approximately $6.0 billion with a weighted average yield of 8.5%.
•
Other Agreements: Millrose funded an additional $555 million under Other Agreements at a weighted average yield of 10.6%, bringing homesites under option contracts and other related assets to $3.2 billion and Invested Capital net of realized homesite sales of $2.8 billion as of June 30, 2026. This capital growth of approximately $117 million compared to the prior quarter reflects the organic expansion of Millrose's business model, including the continued diversification of its builder base to 18 counterparties outside of Lennar, and the first-time expansion of the Millrose platform into multifamily assets through a new land banking relationship with JPI, a wholly owned subsidiary of Sumitomo Forestry, broadening the addressable market beyond single-family homesites, demonstrating the flexibility of the platform in serving the evolving needs of the residential housing ecosystem.
•
Portfolio Composition: Millrose ended the quarter with 143,771 homesites across 877 communities in 30 states as of June 30, 2026.
•
Industry Consolidation Support: During the second quarter, Millrose announced its intent to provide land banking capital in support of Dream Finders Homes’ proposed acquisition of Beazer Homes — an initial demonstration of the platform’s role in facilitating capital-efficient consolidation across the homebuilding industry.

Liquidity & Capitalization Update

Millrose maintains a conservative balance sheet and strong liquidity position to support continued growth.

As of June 30, 2026, the Company reported total assets of $9.7 billion and total liquidity of $1.4 billion, including cash and availability under its revolving credit facility.

Total corporate debt was $2.5 billion, with a debt-to-capitalization ratio of approximately 30%. The Company’s capital structure includes a $1.835 billion unsecured credit facility, including a $500 million delayed-draw term loan commitment.

Conference Call and Webcast Information

Millrose will host a conference call today, August 4 at 10:00 AM Eastern Time to discuss its second quarter results, recent developments, and outlook. The call webcast, as well as relevant earnings materials, will be available through the investor relations section of the Company’s website: ir.millroseproperties.com. A replay of the conference call will be available shortly after the broadcast.

About Millrose Properties, Inc.

Millrose (NYSE: MRP) is the premier permanent capital solution for residential homebuilders and developers. The company specializes in the acquisition, financing and development of residential land through long-term, capital-efficient structures. The company also provides homebuilders with a predictable, just-in-time supply of finished homesites – the most scarce and mission-critical resource in the homebuilding industry. Millrose utilizes a proprietary technology platform that provides real-time feedback and data analytics to drive acquisition decisions. Every transaction in the Millrose portfolio undergoes rigorous independent due diligence to ensure attractive yields and long-term viability. By enabling an asset-light model, Millrose provides its diverse roster of homebuilder partners with the strategic flexibility to maintain production volumes and optimize balance sheet efficiency across all market environments. For more information about Millrose, please visit millroseproperties.com.

Forward-Looking Statements

Certain statements contained in this press release and oral statements made regarding the matters addressed in this release constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, without limitation, statements about Millrose’s plans, strategies and objectives, future earnings, expected transactions and guidance, as well as statements about Millrose’s business (including MPH Parent, LLC (“MPH Parent”), Millrose Properties Holdings, LLC (“Millrose Holdings”), Millrose Properties SPE LLC and any of the other Millrose subsidiaries), and Millrose’s future plans, strategies and objectives. You can generally identify forward-looking statements by our use of forward-looking terminology such as “may”, “can”, “shall”, “will”, “expect”, “intend”, “anticipate”, “estimate”, “believe”, “continue” or other similar words or the negatives thereof intended to identify forward-looking statements. However, not all forward-looking statements contain these identifying words. Specific forward-looking statements in this release include statements regarding: Millrose’s plans and objectives for future operations, including plans and objectives relating to the future growth of our business and our homesite option platform; the availability of capital at any given time to finance the various endeavors, projects and acquisitions that are expected or planned for Millrose, as well as the availability of capital that needs to be reserved for specified uses (whether contractually or by law); expectations about the quality and value of our homesites and the existence of any liabilities attached to the homesites, and the adequacy of the protection, including our counterparties’ indemnification of Millrose in connection with the land assets acquired under the counterparty agreements; expectations and assumptions regarding our ongoing relationships with counterparties, including expectations that counterparties will fully perform their obligations under existing agreements, and timely exercise their purchase option; our expected business, operations and financial position; expectations and assumptions regarding our industry, the real estate markets or the economy, including statements regarding the competitive landscape; the possibility of providing our homesite option platform and continuing our expansion to new counterparties, and the nature of any such future arrangements; any expected use, development or sale of land assets that we have acquired or may acquire in the future; expectations and assumptions around our relationship with our external manager, Kennedy Lewis Land and Residential Advisors LLC, an affiliate and wholly-owned subsidiary of Kennedy Lewis Investment Management LLC; our status as a real estate investment trust (“REIT”) and MPH Parent’s, RCH Holdings, Inc.’s, and Millrose Holdings’ status as taxable REIT subsidiaries; expectations around ownership limits of our common stock; expectations and assumptions around our source of revenues, expected income, ability to secure financing or incur and repay indebtedness, and ability to comply with restrictions contained in our debt covenants; and other forward-looking statements, are all based on currently known or available information, which may not be indicative of future results (particularly as we are a recently formed company and have had limited historical operations as a standalone company), as well as assumptions and expectations that involve numerous risks and uncertainties. All forward-looking statements included in this release are qualified in their entirety by, and should be read in the context of, the risk factors and other factors disclosed in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, which can be obtained free of charge on the Securities and Exchange Commission’s web site at http://www.sec.gov.

Non-GAAP Financial Measures

Invested Capital is a non-GAAP financial measure that represents the balance on which monthly cash option fees are paid by counterparties. Invested Capital includes certain components of our consolidated financial statements related to (i) homesites under option contracts, (ii) development loans receivable, and (iii) liabilities. The most directly comparable GAAP financial measure is homesites under option contracts as presented in the Company’s consolidated balance sheets. Management uses Invested Capital as a measure of the capital deployed and believes that the figure is useful to investors because it serves as the basis for generating option fees and other related income. This non-GAAP measure is presented solely to permit investors to more fully understand how our management assesses underlying performance and is not, and should not be viewed as, a substitute for GAAP measures, and should be viewed in conjunction with our GAAP financial measures.

AFFO means the Adjusted Funds From Operations, which are calculated as the net income (computed in accordance with GAAP), excluding gains (or losses) from sales of property, plus real estate depreciation, adjusted to eliminate the impact of non-recurring items that are not reflective of ongoing operations and certain non-cash items that reduce or increase net income (loss) in accordance with GAAP, and also adjusted for income tax expense (other than income tax expenses of our TRSs) that will not be incurred following our election and qualification to be subject to tax as a REIT for U.S. federal income tax purposes.

The Company is unable to provide a reconciliation of quarterly AFFO run rate to the most directly comparable GAAP measure without unreasonable efforts due to the inherent difficulty in forecasting the timing of items that have not yet occurred, as well as quantifying certain amounts that are necessary for such reconciliation.

Millrose Properties, Inc.

Condensed Consolidated Balance Sheets (Unaudited)

(Dollars in thousands, except share amounts)

	June 30,	December 31,
	2026	2025
Assets
Homesites under option contracts	$9,603,735	$8,872,695
Development loan receivables, net	49,812	328,999
Cash	34,171	35,046
Other assets	19,584	21,367
Total assets	9,707,302	9,258,107
Liabilities and stockholders' equity
Builder deposits	999,761	927,004
Debt obligations, net	2,478,732	2,112,062
Development guarantee holdback liability	100,000	100,000
Deferred tax liabilities	84,554	77,333
Other liabilities	192,419	185,446
Total liabilities	3,855,466	3,401,845
Commitments and contingencies (See Note 9)
Stockholders' equity
Preferred stock, $0.01 par value, 50,000,000 shares authorized, 0 shares issued at June 30, 2026	—	—
Class A common stock, $0.01 par value, 275,000,000 shares authorized, 154,228,116 shares issued at June 30, 2026	1,542	1,542
Class B common stock, $0.01 par value, 175,000,000 shares authorized, 11,819,811 shares issued at June 30, 2026	118	118
Additional paid-in capital	5,873,916	5,873,087
Distribution in excess of net income	(23,740)	(18,485)
Total stockholders' equity	5,851,836	5,856,262
Total liabilities and stockholders' equity	$9,707,302	$9,258,107

Millrose Properties, Inc.

Condensed Consolidated Statements of Operations (Unaudited)

(Dollars in thousands, except share amounts)

	Three months ended June 30,		Six months ended June 30,
	2026	2025	2026	2025
Revenues:
Option fee revenues	$195,400	$141,084	$380,700	$221,165
Development loan income	1,453	7,918	11,081	10,535
Total revenues	196,853	149,002	391,781	231,700
Operating expenses:
Management Fee expense	29,909	21,960	58,061	34,064
Stock-based compensation expense	217	181	909	181
Provision for (benefit from) credit loss expense	(907)	—	(907)	—
Sales, general, and administrative expenses from pre-spin periods	—	—	—	24,960
Total operating expenses	29,219	22,141	58,063	59,205
Income from operations	167,634	126,861	333,718	172,495
Other income (expense):
Interest income	1,108	1,818	2,236	2,906
Interest expense	(40,014)	(10,285)	(79,226)	(12,821)
Other expenses	(391)	(866)	(471)	(866)
Total other income (expense)	(39,297)	(9,333)	(77,461)	(10,781)
Net income before income taxes	128,337	117,528	256,257	161,714
Income tax expense	2,456	4,768	7,492	9,148
Net income	$125,881	$112,760	$248,765	$152,566
Adjustment for expenses from pre-spin periods	—	—	—	24,960
Net income attributable to Millrose Properties, Inc. common stockholders	$125,881	$112,760	$248,765	$177,526
Basic earnings per share of Class A and Class B common stock	$0.76	$0.68	$1.50	$1.07
Diluted earnings per share of Class A and Class B common stock	$0.76	$0.68	$1.50	$1.07
Basic weighted average common shares of outstanding Class A and Class B common stock	166,046,951	166,003,497	166,025,344	166,003,497
Diluted weighted average common shares of outstanding Class A and Class B common stock	166,060,914	166,031,175	166,049,937	166,020,988

A reconciliation of Invested Capital to homesite inventory and other related assets, the most directly comparable GAAP measure, for the three months ended June 30, 2026 is as follows:

	Three Months Ended June 30, 2026
(in thousands)	Master Program Agreement	Other Agreements	Total
Invested Capital Reconciliation of GAAP to Non-GAAP
GAAP reported homesites under option contracts as of June 30, 2026	$6,371,716	$3,232,019	$9,603,735
Add: Development loan receivables (gross)	—	49,910	49,910
Remove: Interest receivable on development loans	—	(617)	(617)
Remove: Due from counterparties (1)	(34,423)	(31,697)	(66,120)
Remove: Net deferred tax assets and deferred tax liabilities from homesite inventories	(56,824)	—	(56,824)
Remove: Earnest deposits from homesites under option contracts	7,560	—	7,560
Remove: Homesites under option contracts acquired through purchase money mortgages	(33,000)	—	(33,000)
Add: Development holdback liability	(100,000)	—	(100,000)
Add: Builder deposit liabilities	(205,664)	(399,981)	(605,645)
Total Invested Capital as of June 30, 2026	$5,949,365	$2,849,634	$8,798,999
Invested Capital
Invested Capital as of March 31, 2026 (2)	$5,973,444	$2,732,828	$8,706,272
Takedown Proceeds (3)	(590,468)	(437,841)	(1,028,309)
Land Acquisition and Development Funding (4)	566,389	554,647	1,121,036
Invested Capital as of June 30, 2026	$5,949,365	$2,849,634	$8,798,999
(in millions)
Weighted Average Yield as of June 30, 2026 (5)	8.5%	10.6%	9.2%
Implied Quarterly Income Run Rate as of June 30, 2026 (6)	$128	$76	$204
Weighted Average Remaining Life as of June 30, 2026 (7)	3.7 years	2.3 years	3.3 years
Weighted Average Maturity as of June 30, 2026 (8)	63 months	37 months	55 months

1. Includes option fees received from counterparties in the subsequent month. 2. Includes (a) homesite under option contracts contributed by Lennar at Spin-Off and acquired from Rausch, less option earning deposits and other holdbacks, and (b) takedown, land acquisition and development funding activity through March 31, 2026. 3. Reduction in investment balance for the three months ended June 30, 2026 from (a) homesite takedowns pursuant to option agreements, net of deposit credits adjusted for non-option earning deposits, and (b) repayment of development loans. 4. Includes acquisitions of homesites under option contracts, net of option earnings deposits, and development loan funding for the three months ended June 30, 2026. 5. Based on average option rate and/or loan interest rate weighted by investment balance, assumes SOFR rate as of March 27, 2026. 6. Calculated by multiplying Invested Capital balance at end of period by weighted average yield as of June 30, 2026, adjusted for the number of days in the second quarter 2026. 7. Calculated by taking weighted average life per each community weighted by investment balance. 8. Calculated by taking months until the final scheduled homesite sale per each community weighted by investment balance.

A reconciliation of Adjusted Funds From Operations to Net Income attributable to Millrose common shareholders, the most directly comparable GAAP measure, for the three months ended June 30, 2026 is as follows:

	Three Months Ended
(in thousands, except share amounts)	June 30, 2026	June 30, 2025
Net income attributable to Millrose Properties, Inc. common stockholders	$125,881	$112,760
Adjustments:
Add: Amortization of deferred financing and issuance costs (1)	2,368	1,520
Add: Stock-based compensation expense (2)	217	181
Add: Provision for (benefit from) credit loss expense (3)	(907)	—
Add: Rating agency expenses (4)	—	567
Total adjustments	1,678	2,268
AFFO attributable to Millrose Properties, Inc. common stockholders	$127,559	$115,028
AFFO basic earnings per share of Class A and Class B common stock	$0.77	$0.69
AFFO diluted earnings per share of Class A and Class B common stock	$0.77	$0.69

Reconciliation of GAAP earnings per share to AFFO per share
GAAP reported basic and diluted earnings per share of Class A and Class B common stock	$0.76	$0.68
Adjustments:
Add: Amortization of deferred financing and issuance costs (1)	0.01	0.01
Add: Stock-based compensation (2)	0.01	0.00
Add: Provision for (benefit from) credit loss expense (3)	(0.01)	—
Add: Rating agency expenses (4)	—	0.00
AFFO basic and diluted earnings per share of Class A and Class B common stock	$0.77	$0.69
Basic weighted average common shares outstanding of Class A and Class B common stock	166,046,951	166,003,497
Diluted weighted average common shares outstanding of Class A and Class B common stock	166,060,914	166,031,175

1. Reflected in interest expense in the consolidated statements of operations. See Note 8. Debt Obligations in the condensed consolidated financial statements included elsewhere in Form 10-Q for the quarter ended June 30, 2026 (the “Form 10-Q”). 2. RSUs granted to each member of the Board under the Millrose Properties, Inc. 2024 Omnibus Incentive Plan. See Note 12. Stock-Based Compensation Expense in the condensed consolidated financial statements included elsewhere in Form 10-Q. 3. Provision for credit losses for development loan receivables. See Note 2. Basis of Presentation and Significant Accounting Policies, Development Loan Receivables, net in the condensed consolidated financial statements included in Form 10-Q. 4. Reflected in other expenses in the consolidated statements of operations. See Note 2. Basis of Presentation and Significant Accounting Policies, Other Income (Expenses) net in the condensed consolidated financial statements included in Form 10-Q.

A reconciliation of Adjusted Funds From Operations to Net Income attributable to Millrose common shareholders, the most directly comparable GAAP measure, for the six months ended June 30, 2026 is as follows:

	Six Months Ended
(in thousands, except share amounts)	June 30, 2026	June 30, 2025
Net income attributable to Millrose Properties, Inc. common stockholders	$248,765	$177,526
Adjustments:
Add: Amortization of deferred financing and issuance costs (1)	4,709	1,520
Add: Stock-based compensation expense (2)	909	181
Add: Provision for (benefit from) credit loss expense (3)	(907)	—
Add: Rating agency expenses (4)	—	567
Total adjustments	4,711	2,268
AFFO attributable to Millrose Properties, Inc. common stockholders	$253,476	$179,794
AFFO basic earnings per share of Class A and Class B common stock	$1.53	$1.08
AFFO diluted earnings per share of Class A and Class B common stock	$1.53	$1.08

Reconciliation of GAAP earnings per share to AFFO per share
GAAP reported basic and diluted earnings per share of Class A and Class B common stock	$1.50	$1.07
Adjustments:
Add: Amortization of deferred financing and issuance costs (1)	0.03	0.01
Add: Stock-based compensation (2)	0.01	0.00
Add: Provision for (benefit from) credit loss expense (3)	(0.01)	—
Add: Rating agency expenses (4)	—	0.00
AFFO basic and diluted earnings per share of Class A and Class B common stock	$1.53	$1.08
Basic weighted average common shares outstanding of Class A and Class B common stock	166,025,344	166,003,497
Diluted weighted average common shares outstanding of Class A and Class B common stock	166,049,937	166,020,988

1. Reflected in interest expense in the consolidated statements of operations. See Note 8. Debt Obligations in the condensed consolidated financial statements included elsewhere in Form 10-Q for the quarter ended June 30, 2026 (the “Form 10-Q”). 2. RSUs granted to each member of the Board under the Millrose Properties, Inc. 2024 Omnibus Incentive Plan. See Note 12. Stock-Based Compensation Expense in the condensed consolidated financial statements included elsewhere in Form 10-Q. 3. Provision for credit losses for development loan receivables. See Note 2. Basis of Presentation and Significant Accounting Policies, Development Loan Receivables, net in the condensed consolidated financial statements included in Form 10-Q. 4. Reflected in other expenses in the consolidated statements of operations. See Note 2. Basis of Presentation and Significant Accounting Policies, Other Income (Expenses) net in the condensed consolidated financial statements included in Form 10-Q.

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